Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2021, in the Registration Statement (Form S-1) and related Prospectus of Blend Labs, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

June 21, 2021